Exhibit (c)(2)

Ruhnn Holding Limited Fairness Analysis Presented to the Special Committee of Independent Directors February 2, 20 21 The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it is fu rnished by us. Reproduction, publication, or dissemination of any portion hereof may not be made without prior approval of Duff & Phelps, LL C a nd its affiliates. CONFIDENTIA L

2 CONFIDENTIAL Duff & Phelps Disclaimer • The following pages contain materials that are being provided by Duff & Phelps, LLC (“ Duff & Phelps ”) to the special committee of independent directors (the “ Special Committee ”) of the board of directors (the “ Board of Directors ”) (solely in its capacity as the Special Committee) of Ruhnn Holding Limited (the “ Company ”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein) . • The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter among Duff & Phelps, the Company, and the Special Committee . • Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee . • These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion . These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee . • The accompanying material does not, and any Opinion provided by Duff & Phelps would not : (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction ; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction ; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party . • The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision . Duff & Phelps did not independently verify such information . Any estimates and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct . No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future . • No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction .

3 CONFIDENTIAL Table of Contents 1. Introduction and Transaction Overview 2. Valuation Analysis – Discounted Cash Flow Analysis – Selected Public Companies / M&A Transactions Analysis

Introduction and Transaction Overview Section 01

5 CONFIDENTIAL Introduction and Transaction Overview The Engagement • Duff & Phelps was retained by the Company to serve as independent financial advisor to the Special Committee (solely in its capacity as such) . • Specifically, Duff & Phelps has been asked to provide an opinion (the “ Opinion ”) as to the fairness, from a financial point of view, to (i) the holders of Class A ordinary shares, par value US $ 0 . 000000001 per share, of the Company (each, a “ Class A Share ” or, collectively, the “ Class A Shares ”) and Class B ordinary shares, par value US $ 0 . 000000001 per share, of the Company (each, a “ Class B Share ” or, collectively, the “ Class B Shares ”, and together with the Class A Shares, the “ Shares ”), other than the Excluded Shares, Shares represented by ADSs and the Dissenting Shares (each as defined below), and (ii) the holders of American Depositary Shares of the Company, each representing five Class A Shares (each, an “ ADS ” and collectively, “ ADSs ”), other than ADSs representing the Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs) . The Proposed Transaction • It is Duff & Phelps’ understanding that the Company, RUNION Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“ Parent ”), and RUNION Mergersub Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly owned subsidiary of Parent (“ Merger Sub ”), propose to enter into an Agreement and Plan of Merger (the “ Merger Agreement ”), dated as of the date hereof, the latest draft of which Duff & Phelps has reviewed is dated February 1 , 2021 . • Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company and cease to exist, with the Company surviving the merger and becoming a wholly owned subsidiary of Parent as a result of the merger . In connection with such merger, (i) each Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, Shares represented by ADSs and Dissenting Shares) shall be cancelled in exchange for the right to receive US $ 0 . 70 in cash per Share without interest (the “ Per Share Merger Consideration ”) and (ii) each ADS issued and outstanding immediately prior to the Effective Time , together with the underlying Shares represented by such ADSs, shall be cancelled in exchange for the right to receive US $ 3 . 50 in cash per ADS without interest (the “ Per ADS Merger Consideration ”, and together with the Per Share Merger Consideration, the “ Merger Consideration ”) (collectively, the “ Proposed Transaction ”) . • The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement . • For purposes of this presentation, (i) “ Excluded Shares ” shall mean, collectively, Shares (including Shares represented by ADSs) (a) beneficially owned by Parent or Merger Sub, (b) beneficially owned by any of the Founders, the Rollover Shareholders, and any of their respective A ffi liates, in each case, to be contributed to Merger Sub prior to the Effective Time pursuant to the Rollover Agreement, (c) held by the Company or any of i ts Subsidiaries (or held in the Company’s treasury, if any), and (d) held by the Depositary, the Company or the Company’s Representatives, and reserved f or issuance, settlement and allocation upon exercise or vesting of Company Options; and (ii) “ Effective Time ”, “ Dissenting Shares ”, “ Founders ”, “ Rollover Shareholders ”, “ Affiliates ”, “ Subsidiaries ”, “ Depositary ”, “ Representatives ”, “ Transaction Documents ” and “ Company Options ” shall have the meanings set forth in the Merger Agreement.

6 CONFIDENTIAL Introduction and Transaction Overview Scope of Analysis Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances . Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular . Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below : 1. Reviewed the following documents : - The Company’s annual reports and audited financial statements on Form 20 - F filed with the Securities and Exchange Commission (“ SEC ”) for the years ended March 31 , 2017 through March 31 , 2020 and the Company’s unaudited interim financial statements for the nine months ended December 31 , 2018 and December 31 , 2019 included in the Company’s Form 6 - K filed with the SEC ; - The Company’s unaudited interim financial statements for the nine months ended December 31 , 2020 , provided by the management of the Company ; - Unaudited segment financial information for the Company for the years ended March 31 , 2017 through March 31 , 2020 and for the nine months ended December 31 , 2018 , December 31 , 2019 and December 31 , 2020 , each provided by the management of the Company ; - A detailed financial projection model for the Company for the years ending March 31 , 2021 through March 31 , 2026 , prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “ Management Projections ”) ; - Other internal documents relating to the history, current operations, and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company ; - A letter dated January 29 , 2021 from the management of the Company, which made certain representations as to historical financial statements for the Company and the Management Projections and the underlying assumptions of such projections (the “ Management Representation Letter ”) ; - A draft of the Merger Agreement dated February 1 , 2021 ; - A draft of the Rollover Agreement by and among Parent, Merger Sub and the parties listed on Schedule A thereto (the “ Rollover Agreement ”), dated February 1 , 2021 ; and - Drafts of other Transaction Documents dated February 1 , 2021 ; 2. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company ; 3. Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company’s business ; 4. Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant ; 5. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant ; and 6. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate .

Introduction and Transaction Overview

Ownership Summary

Ruhnn Holding Limited - Ownership

Current Shareholders	Class A Ordinary Shares (1)	Class B Ordinary Shares (1)	Total ADSs (2)	% of Ownership	% of Voting Power
Buyer Group					
Feng, Min (Co-Founder & Chairman of the Board)	-	100,017,125	20,003,425	23.6%	51.4%
Sun, Lei (Co-Founder, CEO & Director)	-	48,404,750	9,680,950	11.4%	24.9%
Shen, Chao (Co-Founder & Director)	-	19,780,710	3,956,142	4.7%	10.2%
Total Buyer Group	-	168,202,585	33,640,517	39.7%	86.5%
Rollover Shareholders					
China Himalaya Investment Limited	54,535,899	-	10,907,180	12.9%	2.8%
Taobao China Holding Limited	31,110,600	-	6,222,120	7.3%	1.6%
Shanghai Legend Capital Shudai Enterprise Management Consulting Partnership Enterprise (Limited Partnershi	31,040,000	-	6,208,000	7.3%	1.6%
Shanghai Yuanqiong Enterprise Management Company Limited	21,756,000	-	4,351,200	5.1%	1.1%
Shanghai Yuanze Enterprise Management Company Limited	5,166,000	-	1,033,200	1.2%	0.3%
Beijing Junlian Yitong Equity Investment Partnership (Limited Partnership)	4,148,080	-	829,616	1.0%	0.2%
Eastern Bell XIII Investment Limited	2,074,040	-	414,808	0.5%	0.1%
Suzhou Qiming Ronghe Venture Capital Investment Partnership Enterprise (Limited Partnership)	2,074,040	-	414,808	0.5%	0.1%
Bilibili Inc.	2,050,000	-	410,000	0.5%	0.1%
Total Rollover Shareholders	153,954,659	-	30,790,932	36.4%	7.9%
Other Institutional and Public Investors	89,136,215	1,981,665	18,223,576	21.5%	5.6%
Total Shares Outstanding	243,090,874	170,184,250	82,655,025	97.6%	100.0%
Vested Options In-the-Money at Offer Price (3)	10,173,630	-	2,034,726	2.4%	0.0%
Fully Diluted Shares Outstanding at Offer Price (4)	**253,264,504**	**170,184,250**	**84,689,751**	**100.0%**	**100.0%**

(1) Each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to ten votes.
(2) Each ADS represents five Class A Ordinary shares.
(3) Vested options would be cashed out prior to the merger.
(4) Numbers of Shares outstanding are provided by the management of the Company.
Source: Company filings, Capital IQ, the management of the Company

CONFIDENTIAL 7 DUFF & PHELPS

8 CONFIDENTIAL Introduction and Transaction Overview Trading Analysis Source: Capital IQ, SEC filings Ruhnn Holding Limited - Trading History April 3, 2019 to January 29, 2021 Ruhnn Holding Limited Historical Trading Metrics (in thousands, except per ADS) During one year prior to Offer Post Offer Average Closing Price $4.51 Average Closing Price $2.96 High $8.93 High $3.31 Low $2.26 Low $2.83 Average Volume 258.1 Average Volume 199.6 % of ADSs Issued and Outstanding 0.0% % of ADSs Issued and Outstanding 0.0% % of Float 2.5% % of Float 1.9% 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 Volume (thousands) Per ADS Price Volume Price 30-day Trailing VWAP 60-day Trailing VWAP 90-day Trailing VWAP Offer (1) Trailing Volume Weighted Average Price (VWAP) Prior to November 25, 2020. Current (1/29/21) Offer Price Premium Relative to: 18.6% 30 - Day VWAP (1) 29.1% 30.9% 25.2% 60 - Day VWAP (1) 90 - Day VWAP (1) One Day Prior 13.6% $2.95 $2.71 $2.67 $2.80 $3.08 November 23, 2020 Ruhnn reported Q2'21 financial results. The Company reported total revenue of CNY248.5 million and net loss of CNY32.2 million for the three months ended September 30,2020 . April 3, 2019 Ruhnn went public at the offer price of USD12.50 per ADS. March 03, 2020 Ruhnn reported Q3'20 financial results. The Company reported total revenue of CNY482.1 million and net income of CNY10.5 million for the three months ended December 31, 2019 . June 03, 2020 Ruhnn reported Q4'20 financial results. The Company reported total revenue of CNY228.2 million and net loss of CNY28.3 million for the three months ended March 31, 2020 . September 14, 2020 Ruhnn reported Q1'21 financial results. The Company reported total revenue of CNY280.4 million and net loss of CNY57.7 million for the three months ended June 30, 2020 . November 26, 2019 Ruhnn reported Q2'20 financial results. The Company reported total revenue of CNY272.7 million and net loss of CNY51.7 million for the three months ended September 30, 2019 . August 30, 2019 Ruhnn reported Q1'20 financial results. The Company reported total revenue of CNY312.8 million and net loss of CNY28.3 million for the three months ended June 30, 2019 . November 25, 2020 Ruhnn received a non - binding proposal from three founders of the Company (together with their respective affiliates, the “Buyer Group”) to acquire all of the outstanding shares and ADSs of the Company that are not already beneficially owned by the Buyer Group for USD3.40 per ADS or USD0.68 per share in cash.

9 CONFIDENTIAL Introduction and Transaction Overview Proposed Transaction (1) Reflects a 10% withholding tax discount on the onshore balance in excess of projected negative free cash flow in Q4 of FY2021 and working capital deficit. (2) Reflects a 10% withholding tax discount on onshore investments. Note: Balance sheet data and LTM as of December 31, 2020. Financial performance metrics presented are adjusted to exclude non - recurring income and expenses and public company costs. Ruhnn Holding Limited - Offer Price Premium Relative To ADS Implied Price Premium ADS price as of 1/29/21 $2.95 18.6% One-day prior (11/24/20) $3.08 13.6% One-week prior (11/18/20) $2.45 42.9% 30-days trailing VWAP prior to November 25, 2020 $2.71 29.1% 60-days trailing VWAP prior to November 25, 2020 $2.67 30.9% 90-days trailing VWAP prior to November 25, 2020 $2.80 25.2% Offer Price $3.50 Source: Capital IQ and SEC filings Ruhnn Holding Limited - Implied Multiples (USD in millions, except per ADS data) Offer $3.50 Fully Diluted ADSs Issued and Outstanding (millions) 84.7 1.00 Implied Equity Value $296.4 Less: Proceeds from Exercise of Options (0.66) (0.1) Less: Cash and Cash Equivalents (1) (704.08) (108.9) Less: Long-term Investments (2) (79.63) (12.3) Plus: Working Capital Deficit 46.30 7.2 Implied Enterprise Value $182.3 Implied Offer Multiples: EV / FY 3/31/22 EBITDA $7 26.3x EV / FY 3/31/23 EBITDA $18 9.6x EV / FY 3/31/22 EBIT $4 48.9x EV / FY 3/31/23 EBIT $14 12.2x EV / LTM 12/31/20 Revenue $178 1.02x EV / FY 3/31/21 Revenue $179 1.01x EV / FY 3/31/22 Revenue $238 0.75x EV / FY 3/31/23 Revenue $298 0.59x

Introduction and Transaction Overview
Valuation Summary

Valuation Range Conclusions

(RMB in thousands, except per ADS values or otherwise noted)

	Low		High	Offer Price
Enterprise Value Range	**¥1,040,000**	**-**	**¥1,320,000**	
Plus: Proceeds from Exercise of Options	658	-	658	
Plus: Cash and Cash Equivalents (1)	704,082	-	704,082	
Plus: Long-term Investments (2)	79,626	-	79,626	
Less: Working Capital Deficit	(46,300)	-	(46,300)	
Equity Value Range	**¥1,778,065**	**-**	**¥2,058,065**	
Fully Diluted ADSs Issued and Outstanding	84,689,751	-	84,689,751	
Value Per ADS Range (RMB)	¥21.00	-	¥24.30	
RMB to USD FX rate (as of 2/1/2021)	6.47	-	6.47	
Value Per ADS Range (USD)	**$3.25**	**-**	**$3.76**	**$3.50**
Implied Valuation Multiples				
EV / FY 3/31/22 EBITDA	23.2x	-	29.4x	26.3x
EV / FY 3/31/23 EBITDA	8.5x	-	10.8x	9.6x
EV / FY 3/31/22 EBIT	43.1x	-	54.8x	48.9x
EV / FY 3/31/23 EBIT	10.7x	-	13.6x	12.2x
EV / LTM 12/31/20 Revenue	0.90x	-	1.15x	1.02x
EV / FY 3/31/21 Revenue	0.90x	-	1.14x	1.01x
EV / FY 3/31/22 Revenue	0.67x	-	0.84x	0.75x
EV / FY 3/31/23 Revenue	0.52x	-	0.66x	0.59x

Note: Balance sheet data and LTM as of December 31, 2020. Financial performance metrics presented are adjusted to exclude non-recurring income and expenses and public company costs.

(1) Reflects a 10% withholding tax discount on the onshore balance in excess of projected negative free cash flow in Q4 of FY2021 and working capital deficit.

(2) Reflects a 10% withholding tax discount on onshore investments.

CONFIDENTIAL 10 DUFF & PHELPS

Valuation Analysis Section 02

Valuation Analysis

Historical and Projected Financial Performance

Historical and Projected Financial Performance
(RMB in thousands)

					YTD	YTD	LTM	Management Projections					
	2017A	2018A	2019A	2020A	12/31/2019	12/31/2020	12/31/2020	2021P	2022P	2023P	2024P	2025P	2026P
Product Sales	¥572,445	¥912,512	¥942,781	¥992,603	¥826,601	¥530,794	¥696,796	¥655,090	¥790,774	¥946,528	¥1,086,708	¥1,194,178	¥1,253,287
Growth	NA	59.4%	3.3%	5.3%	9.4%	(35.8%)	(31.2%)	(34.0%)	20.7%	19.7%	14.8%	9.9%	4.9%
Service	¥5,458	¥35,068	¥150,657	¥303,247	¥241,000	¥393,239	¥455,486	¥506,476	¥773,111	¥1,059,248	¥1,294,023	¥1,489,600	¥1,609,634
Growth	NA	542.6%	329.6%	101.3%	140.2%	63.2%	56.3%	67.0%	52.6%	37.0%	22.2%	15.1%	8.1%
Net Revenue	¥577,903	¥947,580	¥1,093,438	¥1,295,850	¥1,067,601	¥924,033	¥1,152,282	¥1,161,566	¥1,563,884	¥2,005,776	¥2,380,731	¥2,683,778	¥2,862,922
Growth	NA	64.0%	15.4%	18.5%	24.7%	(13.4%)	(11.7%)	(10.4%)	34.6%	28.3%	18.7%	12.7%	6.7%
Adjusted EBITDA	-¥21,018	-¥43,766	-¥71,056	-¥29,425	-¥21,743	-¥28,041	-¥35,723	-¥41,280	¥44,837	¥122,506	¥182,597	¥233,249	¥258,169
Margin %	(3.6%)	(4.6%)	(6.5%)	(2.3%)	(2.0%)	(3.0%)	(3.1%)	(3.6%)	2.9%	6.1%	7.7%	8.7%	9.0%
Growth	NM	NM	NM	NM	NM	NM	NM	NM	NM	173.2%	49.1%	27.7%	10.7%
Adjusted EBIT	-¥21,770	-¥46,051	-¥77,542	-¥60,728	-¥41,425	-¥47,070	-¥53,032	-¥71,391	¥24,103	¥96,773	¥153,268	¥198,920	¥223,840
Margin %	(3.8%)	(4.9%)	(7.1%)	(4.7%)	(3.9%)	(5.1%)	(4.6%)	(6.1%)	1.5%	4.8%	6.4%	7.4%	7.8%
Growth	NM	NM	NM	NM	NM	NM	NM	NM	NM	301.5%	58.4%	29.8%	12.5%
Capital Expenditures	¥6,033	¥1,808	¥6,820	¥39,170	¥32,654	¥7,744	¥38,919	¥12,000	¥8,000	¥5,000	¥5,000	¥5,000	¥5,000
% of Net Revenue	1.0%	0.2%	0.6%	3.0%	3.1%	0.8%	3.4%	1.0%	0.5%	0.2%	0.2%	0.2%	0.2%
% of EBITDA	NM	NM	NM	NM	NM	NM	NM	NM	17.8%	4.1%	2.7%	2.1%	1.9%
Purchase of Intangible Assets	¥0	¥0	¥0	¥215	¥56	¥24,500	¥17,309	¥24,500	¥20,000	¥20,000	¥20,000	¥20,000	¥20,000
% of Net Revenue	0.0%	0.0%	0.0%	0.0%	0.0%	2.7%	1.5%	2.1%	1.3%	1.0%	0.8%	0.7%	0.7%
% of EBITDA	NM	NM	NM	NM	NM	NM	NM	NM	44.6%	16.3%	11.0%	8.6%	7.7%
Net Working Capital		¥179,650	¥116,311	¥31,908			-¥21,659	¥24,821	¥27,403	¥28,359	¥35,419	¥39,544	¥42,466
% of Net Revenue		19.0%	10.6%	2.5%			(1.9%)	2.1%	1.8%	1.4%	1.5%	1.5%	1.5%

Note: The Company's fiscal year ends March 31 of each year. Financial performance metrics presented are adjusted to exclude non-recurring income and expenses and public company costs.
Source: Company filings, the management of the Company

CONFIDENTIAL 12 DUFF & PHELPS

13 CONFIDENTIAL Valuation Analysis Discounted Cash Flow Analysis – Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows . • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders . • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk . • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles . Discounted Cash Flow Key Assumptions • Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending March 31 , 2021 through 2026 (excluding public company expenses, as provided by the management of the Company), discussions with the management of the Company, and a review of the Company’s historical performance and other factors t o develop the DCF analysis . • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula . • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 13 . 0 % to 15 . 0% , derived from the Capital Asset Pricing Model . • The following is a summary of the Management Projections utilized in the discounted cash flow analysis : - Net revenue declines 10 . 4 % in FY 2021 and increases at a compound annual growth rate of 19 . 8 % from FY 2021 to FY 2026 . - EBITDA is projected to be negative in FY 2021 and to turn positive in FY 2022 , with EBITDA margin projected to reach 9 . 0 % by FY 2026 . - Total capital expenditures and purchase of intangible assets averages 1 . 5 % of net revenue from FY 2021 to FY 2026 . - Net working capital averages 1 . 6 % of net revenue from FY 2021 to FY 2026 .

14 CONFIDENTIAL Valuation Analysis DCF Analysis Summary (1) Working capital change in 2021 reflects normalized level. (2) Prior to application of 10% dividend withholding tax, which is calculated based on levered cash flows and discounted sepa rat ely at the cost of equity derived in the WACC calculation and included in the concluded enterprise value range. Note: LTM as of December 31, 2020. Financial performance metrics presented are adjusted to exclude non - recurring income and expe nses and public company costs. Discounted Cash Flow Analysis (RMB in thousands) Terminal LTM 2021P 2022P 2023P 2024P 2025P 2026P Year Net Revenue ￥ 1,152,282 ￥ 1,161,566 ￥ 1,563,884 ￥ 2,005,776 ￥ 2,380,731 ￥ 2,683,778 ￥ 2,862,922 ￥ 2,862,922 Growth (11.7%) (10.4%) 34.6% 28.3% 18.7% 12.7% 6.7% EBITDA - ￥ 35,723 - ￥ 41,280 ￥ 44,837 ￥ 122,506 ￥ 182,597 ￥ 233,249 ￥ 258,169 ￥ 258,169 Margin (3.1%) (3.6%) 2.9% 6.1% 7.7% 8.7% 9.0% 9.0% Growth NM NM NM 173.2% 49.1% 27.7% 10.7% Q4 2021 Earnings Before Interest and Taxes - ￥ 24,321 ￥ 24,103 ￥ 96,773 ￥ 153,268 ￥ 198,920 ￥ 223,840 ￥ 234,419 Pro Forma Taxes 0 0 0 (16,500) (49,730) (55,960) (58,605) Net Operating Profit After Tax (24,321) 24,103 96,773 136,768 149,190 167,880 175,814 Depreciation 2,891 13,135 14,135 15,135 16,135 16,135 4,750 Amortization 0 6,194 10,194 14,194 18,194 18,194 19,000 Amortization of Exclusive Cooperative Rights 8,191 1,405 1,405 0 0 0 0 Capital Expenditures (4,256) (8,000) (5,000) (5,000) (5,000) (5,000) (5,000) Purchase of Intangible Assets 0 (20,000) (20,000) (20,000) (20,000) (20,000) (20,000) (Increase) / Decrease in Working Capital (1) (198) (2,582) (956) (7,060) (4,125) (2,922) (1,911) Free Cash Flow (2) - ￥ 17,694 ￥ 14,255 ￥ 96,550 ￥ 134,037 ￥ 154,394 ￥ 174,287 ￥ 172,653 Enterprise Value Range Low High Terminal Growth Rate 4.50% 4.50% Weighted Average Cost of Capital 15.00% 13.00% Enterprise Value Range ￥ 1,040,000 ￥ 1,320,000 Implied Valuation Multiples EV / FY 3/31/22 EBITDA ￥ 44,837 23.2x 29.4x EV / FY 3/31/23 EBITDA ￥ 122,506 8.5x 10.8x EV / FY 3/31/22 EBIT ￥ 24,103 43.1x 54.8x EV / FY 3/31/23 EBIT ￥ 96,773 10.7x 13.6x EV / LTM 12/31/20 Revenue ￥ 1,152,282 0.90x 1.15x EV / FY 3/31/21 Revenue ￥ 1,161,566 0.90x 1.14x EV / FY 3/31/22 Revenue ￥ 1,563,884 0.67x 0.84x EV / FY 3/31/23 Revenue ￥ 2,005,776 0.52x 0.66x

15 CONFIDENTIAL Valuation Analysis Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis • Duff & Phelps selected ten publicly traded companies that were deemed relevant to its analysis . • Duff & Phelps analyzed the financial performance of each of the publicly traded companies . Duff & Phelps then analyzed the selected public companies’ trading multiples, including enterprise value to revenue, EBITDA and EBIT . Selected M&A Transactions Analysis • Duff & Phelps also reviewed certain merger and acquisition transactions involving target companies that were deemed relevant to its analysis and computed the implied valuation multiples for such transactions . Due to the limited comparability of the financial metrics of the selected public companies and the targets in the selected M&A transactions relative to those of the Company, rather than applying a range of selected multiples from a review of the public companies and M&A transactions, Duff & Phelps reviewed various valuation multiples for the Company implied by the valuation range determined from the DCF analysis in the context of the Company’s relative size, forecasted growth in revenue and profits, profit margins, capital spending, revenue mix, and other characteristics that we deemed relevant . None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction . Duff & Phelps does not have access to non - public information of any of the companies used for comparative purposes . Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company . Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations .

16 CONFIDENTIAL Valuation Analysis Selected Public Companies Analysis – Financial Metrics (1) The Company's financial performance metrics presented are adjusted to exclude non - recurring income and expenses and public c ompany costs. LTM = Latest Twelve Months CAGR = Compounded Annual Growth Rate EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization Source: Capital IQ, Bloomberg, company filings, press releases Note: ZOZO, Inc., MOGU Inc. and Ruhnn Holding Limited have a fiscal year end of March 31; other companies above have a Decemb er 31 fiscal year end. Projected 2020, 2021, and 2022 metrics for ZOZO, Inc., MOGU Inc. and Ruhnn Holding Limited reflect fiscal years ending 3/31/2021, 3/31/2022, and 3/31/2023, respectively; pro jec ted 2020, 2021, and 2022 metrics for other companies above reflect fiscal years ending 12/31/2020, 12/31/2021, and 12/31/2022, respectively. Selected Public Companies Analysis ($ in millions, except per share data) COMPANY INFORMATION REVENUE GROWTH EBITDA GROWTH EBITDA MARGIN Company Name 3-YR CAGR LTM 2020 2021 2022 3-YR CAGR LTM 2020 2021 2022 3-YR AVG LTM 2020 2021 2022 Foreign E-Commerce Platform Wayfair Inc. 39.2% 51.1% 55.8% 12.3% 19.3% NM NM NA -28.5% 40.8% -5.4% 1.7% 6.1% 3.9% 4.6% Farfetch Limited 61.6 81.7 61.4 35.2 26.6 NM NM NA NA NA -24.3 -20.8 -20.4 -6.5 0.4 ZOZO, Inc. 18.0 17.9 12.6 8.9 6.8 2.6% 69.7% 42.8% 7.0 9.3 27.3 31.8 30.5 29.9 30.7 Global Fashion Group S.A. 14.9 10.3 -1.7 12.9 16.8 NM NM NA 373.5 74.8 -8.0 -3.1 0.6 2.6 3.9 Revolve Group, Inc. 24.4 1.1 -4.2 18.8 17.7 88.6 20.3 17.0 16.8 36.9 7.9 10.5 10.8 10.6 12.3 The RealReal, Inc. NA 5.0 -3.3 35.3 26.2 NM NM NA NA NA -30.2 -41.9 -39.4 -20.9 -9.4 Group Median 24.4% 14.1% 5.4% 15.8% 18.5%NA 45.6% 45.0% 29.9% 11.9% 38.8%NA -6.7% -0.7% 3.4% 3.3% 4.2% Chinese E-Commerce Platform Vipshop Holdings Limited 18.0% 6.3% 8.7% 16.4% 10.4% 21.1% 42.4% 10.4% 24.8% 18.7% 5.2% 7.1% 7.0% 7.6% 8.1% Baozun Inc. 29.0 23.8 23.6 30.3 20.6 63.4 20.8 43.9 37.2 34.4 7.6 7.6 8.8 9.2 10.3 Yunji Inc. 108.7 -51.4 -40.8 12.0 17.4 NM NM NA NA NA -1.7 -2.7 -2.3 -1.2 -0.9 MOGU Inc. -9.0 -38.6 -13.4 34.9 33.0 NM NM NA NA NA -39.6 -33.2 -22.2 -25.4 -9.1 Group Median 23.5% -16.2% -2.4% 23.4% 19.0%NA 42.2% 31.6% 27.2% 31.0% 26.6%NA 1.8% 2.2% 2.4% 3.2% 3.6% Mean 33.9% 10.7% 9.9% 21.7% 19.5% 43.9% 38.3% 28.5% 71.8% 35.8% -6.1% -4.3% -2.0% 1.0% 5.1% Median 24.4% 8.3% 3.5% 17.6% 18.5% 42.2% 31.6% 29.9% 20.8% 35.7% -3.5% -0.5% 3.4% 3.3% 4.2% Ruhnn Holding Limited (1) 30.9% -11.7% -10.4% 34.6% 28.3% NM NM NM NM 173.2% -4.5% -3.1% -3.6% 2.9% 6.1%

Valuation Analysis

Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis

($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA				ENTERPRISE VALUE AS A MULTIPLE OF											
Company Name	Stock Price on 1/29/21	% of 52-Wk High	Equity Value	Enterprise Value	LTM EBITDA	2020 EBITDA	2021 EBITDA	2022 EBITDA	LTM EBIT	2020 EBIT	2021 EBIT	2022 EBIT	LTM Revenue	2020 Revenue	2021 Revenue	2022 Revenue
Foreign E-Commerce Platform																
Wayfair Inc.	$272.32	79.5%	$28,032	$30,450	NM	34.9x	48.9x	34.7x	NM	53.1x	115.8x	77.1x	2.34x	2.14x	1.91x	1.60x
Farfetch Limited	61.24	94.4	20,797	22,758	NM	NM	NM	NM	NM	NM	NM	NM	15.01	13.81	10.21	8.07
ZOZO, Inc.	28.01	92.1	8,554	8,292	19.2x	20.2	18.8	17.2	20.6x	21.6	20.2	18.4	6.11	6.14	5.64	5.28
Global Fashion Group S.A.	14.07	90.0	2,774	2,431	NM	NM	51.5	29.5	NM	NM	NM	NM	1.48	1.51	1.34	1.15
Revolve Group, Inc.	37.16	98.0	2,609	2,624	42.3	42.3	36.2	26.5	46.0	48.4	41.0	29.7	4.47	4.56	3.84	3.26
The RealReal, Inc.	23.68	84.4	2,098	1,987	NM	NM	NM	NM	NM	NM	NM	NM	6.46	6.46	4.78	3.79
Group Median		**91.0%**	**$5,664**	**$5,458**	**30.8x**	**34.9x**	**42.5x**	**28.0x**	**33.3x**	**48.4x**	**41.0x**	**29.7x**	**5.29x**	**5.35x**	**4.31x**	**3.52x**
Chinese E-Commerce Platform																
Vipshop Holdings Limited	$27.42	91.4%	$18,572	$16,842	16.1x	15.2x	12.2x	10.3x	18.4x	17.1x	13.8x	12.0x	1.14x	1.07x	0.92x	0.83x
Baozun Inc.	40.99	85.4	3,187	2,865	29.3	23.3	17.0	12.6	37.4	28.1	20.3	14.8	2.22	2.05	1.57	1.30
Yunji Inc.	2.31	41.9	490	300	NM	NM	NM	NM	NM	NM	NM	NM	0.29	0.28	0.25	0.21
MOGU Inc.	2.30	38.9	249	109	NM	NM	NM	NM	NM	NM	NM	NM	1.11	0.97	0.72	0.54
Group Median		**63.7%**	**$1,839**	**$1,583**	**22.7x**	**19.3x**	**14.6x**	**11.5x**	**27.9x**	**22.6x**	**17.0x**	**13.4x**	**1.12x**	**1.02x**	**0.82x**	**0.69x**
Mean		**79.6%**	**$8,736**	**$8,866**	**26.7x**	**27.2x**	**30.8x**	**21.8x**	**30.6x**	**33.6x**	**42.2x**	**30.4x**	**4.06x**	**3.90x**	**3.12x**	**2.60x**
Median		**87.7%**	**$2,981**	**$2,745**	**24.2x**	**23.3x**	**27.5x**	**21.8x**	**29.0x**	**28.1x**	**20.3x**	**18.4x**	**2.28x**	**2.09x**	**1.74x**	**1.45x**

LTM = Latest Twelve Months

Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents) - (Net Non-Operating Assets)

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

EBIT = Earnings Before Interest and Taxes

Source: Capital IQ, Bloomberg, company filings, press releases

Note: ZOZO, Inc. and MOGU Inc. have a fiscal year end of March 31; other companies above have a December 31 fiscal year end. Projected 2020, 2021, and 2022 metrics for ZOZO, Inc. and MOGU Inc. reflect fiscal years ending 3/31/2021, 3/31/2022, and 3/31/2023, respectively; projected 2020, 2021, and 2022 metrics for other companies above reflect fiscal years ending 12/31/2020, 12/31/2021, and 12/31/2022, respectively.

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Valuation Analysis

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	LTM EBIT	EBITDA Margin	EV / Revenue	EV / EBITDA	EV / EBIT
1/11/2021	Secoo Holding Limited	Operates an integrated online and offline shopping platform in the People's Republic of China, Hong Kong, and internationally.	Management of Secoo	$356	$880	$34	$18	3.9%	0.40x	10.3x	19.7x
10/26/2020	ByNV Comércio Varejista/NV Comércio e Serviços/NV Loja Comércio/NV Logística, Transporte	Manufactures and sells apparel for women and engages in online women's clothing and fashion retail.	Grupo de Moda SOMA S.A.	$51	NA	$5	NA	NA	NA	9.5x	NA
9/12/2019	ZOZO, Inc.	Operates online shopping Websites in Japan and internationally.	Yahoo Japan Corporation (nka:Z Holdings Corporation)	$7,435	$1,112	$274	$254	24.6%	6.69x	27.2x	29.3x
7/4/2019	Ellos Group Holding AB (publ)	An online retailer of fashion and home furnishings.	FNG Nordic AB (publ)	$186	$272	$23	NA	8.5%	0.68x	8.0x	NA
5/7/2019	Hangzhou Anshe E-Commerce Company Limited	Engages in online fashion retailing. It offers women apparel products.	Hangzhou Yaner Enterprise Management Consulting Co., Ltd.	$40	$74	NA	NA	NA	0.53x	NA	NA
4/29/2019	Netshoes (Cayman) Limited	Operates as a sports and lifestyle online retailer in Brazil.	Magazine Luiza S.A.	$194	$461	-$54	-$69	-11.7%	0.42x	NM	NM
7/6/2017	HSN, Inc.	Operates as an interactive multi-channel retailer in the United States.	QVC Group (nka:Qurate Retail Group, Inc.)	$2,606	$3,503	$244	$220	7.0%	0.74x	10.7x	11.8x
6/23/2017	BBF, Inc.	Retails fashion lifestyle-related products online.	HITO-Communications Holdings,Inc.	$64	$60	NA	$4	NA	1.07x	NA	15.3x
9/19/2016	Charles Vögele Holding AG	Operates retail stores for fashion apparel, footwear, and accessories.	Sempione Retail AG	$211	$804	-$10	-$49	-1.3%	0.26x	NM	NM
3/24/2016	FNG Group NV (nka:FNG Roots Group)	Creates, distributes, and retails fashion apparel for women and children in Belgium and internationally.	R&S Retail Group NV (nka:FNG NV)	$261	$271	$30	$17	11.2%	0.96x	8.6x	15.1x

	EV / Revenue	EV / EBITDA	EV / EBIT
Mean	1.31x	12.4x	18.3x
Median	0.68x	9.9x	15.3x

Source: Capital IQ, Bloomberg, company filings, press releases

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19 CONFIDENTIAL Valuation Analysis Selected Public Companies / M&A Transactions Analysis Summary Note: LTM data for the Company as of December 31, 2020. Financial performance metrics presented are adjusted to exclude non - recu rring income and expenses and public company costs. Selected Public Companies / M&A Transactions Analysis Summary (RMB in thousands) Metric Public Companies Median Chinese E-Commerce Platform Median M&A Transactions Median Company Performance DCF Analysis Enterprise Value Range ￥ 1,040,000 - ￥ 1,320,000 Implied Multiples EV / 2021 EBITDA 12.2x - 51.5x 27.5x 14.6x NA FY 3/31/22 EBITDA ￥ 44,837 23.2x - 29.4x EV / 2022 EBITDA 10.3x - 34.7x 21.8x 11.5x NA FY 3/31/23 EBITDA ￥ 122,506 8.5x - 10.8x EV / 2021 EBIT 13.8x - 115.8x 20.3x 17.0x NA FY 3/31/22 EBIT ￥ 24,103 43.1x - 54.8x EV / 2022 EBIT 12.0x - 77.1x 18.4x 13.4x NA FY 3/31/23 EBIT ￥ 96,773 10.7x - 13.6x EV / LTM Revenue 0.29x - 15.01x 2.28x 1.12x 0.68x LTM 12/31/20 Revenue ￥ 1,152,282 0.90x - 1.15x EV / 2020 Revenue 0.28x - 13.81x 2.09x 1.02x NA FY 3/31/21 Revenue ￥ 1,161,566 0.90x - 1.14x EV / 2021 Revenue 0.25x - 10.21x 1.74x 0.82x NA FY 3/31/22 Revenue ￥ 1,563,884 0.67x - 0.84x EV / 2022 Revenue 0.21x - 8.07x 1.45x 0.69x NA FY 3/31/23 Revenue ￥ 2,005,776 0.52x - 0.66x Public Companies Range